CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-203854 of the Variable Annuity-8 Series Account of Great-West Life & Annuity Insurance Company of New York (“the Company”) on Form N-4 of our report dated March 29, 2018 on the financial statements of the Company (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the financial statements which have been prepared from separate records maintained by the Company and may not necessarily be indicative of conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company) appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the references to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 13, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-203854 of the Variable Annuity-8 Series Account of Great-West Life & Annuity Insurance Company of New York (“the Company”) on Form N-4 of our report dated April 9, 2018 on the financial statements and financial highlights of each of the investment divisions of the Variable Annuity-8 Series Account of the Company, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the references to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 13, 2018